EXHIBIT 99.1

j2 Global Communications Adopts Stock Repurchase Plan in Accordance With Rule 10b5-1

LOS ANGELES—April 26, 2006—j2 Global Communications, Inc. [NASDAQ: JCOM], provider of outsourced, value-added messaging and communications services, today announced that the company has entered into a Rule 10b5-1 trading plan with a broker to facilitate the repurchase of up to one million of its shares of common stock under its previously announced stock repurchase program.

Securities and Exchange Commission Rule 10b5-1 allows a company to purchase its shares at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. The shares to be repurchased under the company's 10b5-1 plan would be part of the stock repurchase program approved by the j2 Global Board of Directors in March 2006 to repurchase up to one million shares of its common stock through December 31, 2008.

The 10b5-1 share purchase period will commence April 27, 2006. Purchases will be effected by a broker and will be based upon the guidelines and parameters of the 10b5-1 plan. The aggregate amount of shares purchased pursuant to the plan will not exceed one million. There is no guarantee as to the exact number of shares that will be repurchased under the stock repurchase program, and the company may discontinue purchases at any time. Repurchased shares would be returned to the status of authorized but un-issued shares of common stock.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc., provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans approximately 2,000 cities in 29 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, j2®, jConnect®, JFAXTM, eFax Corporate®, Onebox®, Electric Mail®, jBlast®, eFax BroadcastTM, eVoice®, PaperMaster®, ConsensusTM, M4 Internet® and Protofax®. As of March 31, 2006, j2 Global had achieved 36 consecutive quarters of revenue growth and 17 consecutive quarters of growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contacts	Jeff Adelman
Robert Karpman	j2 Global Communications, Inc.
Socket Media, Inc.	323-372-3617
800-338-6023	press@j2global.com
r.karpman@socketmedia.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of usage-based revenue based on changing conditions in particular industries and the economy generally; ability to obtain telephone numbers in sufficient quantities on acceptable terms; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications; statements concerning the commencement of repurchases under the plan, the expected termination date of the plan and other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10-K filed by j2 Global on March 27, 2006, and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update this guidance.